UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2019

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530

(Address of Principal Executive Offices) (Zip Code)

516-683-6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LCUT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2019, Lifetime Brands, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Agreement”) with Jeffrey Siegel, the Executive Chairman of the Company’s Board of Directors (the “Board”) and a member of the Board (the “Executive”), which will become effective as of January 1, 2020. Material changes made by the Agreement to the previous employment agreement with the Executive, dated as of January 12, 2017, as amended on November 8, 2017 (the “Third Agreement”), are as follows:

1.

Pursuant to the Agreement, the Executive will continue to serve as the Executive Chairman of the Board, and the term of the Executive’s employment has been extended until December 31, 2022, unless the Executive’s employment with the Company is earlier terminated in accordance with the terms of the Agreement.

2.	The Company will recommend that the Executive be nominated by the Board for re-election to the Board and be re-elected by the Board as Chairman of the Board.

3.	The Company will pay to the Executive a base salary at an annualized rate of $700,000 for each of 2020 and 2021, and $675,000 for 2022.

4.

For each year during the term of the Executive’s employment commencing with the year ending December 31, 2020, the Executive will receive performance bonuses (a) based on the Company’s Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for such year (the “Adjusted EBITDA Bonus”) in a target amount equal to 75% of the Executive’s base salary, and (b) based on the Executive having met certain individual performance goals for such year (the “Individual Goal Bonus”) in a target amount equal to 25% of his base salary. Payment may range from 50% to 200% of the Adjusted EBITDA target bonus, and from 50% to 100% of the target Individual Goal Bonus based on the extent to which the performance goals are achieved.

5.

During the term of the Agreement, the Company will provide the Executive with the automobile provided to him as an officer of the Company during the year ending December 31, 2019. Upon the expiration of the lease of such automobile, for each remaining month during the term of the Agreement, the Company will provide the Executive with a monthly cash payment equal to the monthly lease payment paid by the Company in respect of such automobile. During the term of the Agreement, the Company will also reimburse the Executive for his automobile insurance premiums, consistent with past practices.

6.

If the Executive’s employment is terminated as a result of the expiration of the term of the Agreement, he is entitled to a lump sum cash payment equal to one times the amount of his average base salary paid by the Company for each of 2020, 2021 and 2022, and one times the average of the sum of his bonuses for each of 2020, 2021 and 2022. This payment is conditioned upon the Executive’s execution of a release of claims against the Company and its officers, directors, shareholders and affiliates, and is payable in 2023, no later than March 15, 2023. In addition, in such event, all of the Executive’s then outstanding stock options and restricted stock will be immediately vested and exercisable, as applicable, to the extent consistent with the Company’s Amended and Restated 2000 Long-Term Incentive Plan.

The other terms and conditions of the Agreement remain substantially unchanged from the Third Agreement, including other amounts payable thereunder, and have been previously reported on Current Reports on Form 8-K filed by the Company with the SEC on March 18, 2014 and January 19, 2017, respectively, and on a Quarterly Report on Form 10-Q filed by the Company with the SEC on November 9, 2017.

The information provided in this Item 5.02 is qualified in its entirety by reference to the terms of the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 27, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 30, 2019 (the “Proxy Statement”): (i) to elect ten (10) directors to serve on the Company’s Board until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified (“Proposal 1”); (ii) to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019 (“Proposal 2”); and (iii) to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (“Proposal 3”). At the 2019 Annual Meeting, the holders of 19,468,193 votes of the Company’s common stock were represented in person or by proxy, constituting a quorum.

Set forth below are the final voting results with respect to each of the proposals acted upon at the 2019 Annual Meeting including the number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each such proposal.

Proposal 1: Election of Directors

The following ten (10) nominees unanimously recommended by the Board, each of whom were named in the 2019 Proxy Statement, were elected to serve on the Board to hold office until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified, based on the following votes:

	FOR	WITHHELD	BROKER NON-VOTES
Jeffrey Siegel	16,737,468	394,410	2,336,315
Michael J. Jeary	15,937,950	1,193,928	2,336,315
Robert B. Kay	16,842,822	289,056	2,336,315
John Koegel	15,938,731	1,193,147	2,336,315
Craig Phillips	13,892,159	3,239,719	2,336,315
Bruce G. Pollack	16,795,341	336,537	2,336,315
Cherrie Nanninga	16,800,364	331,514	2,336,315
Dennis E. Reaves	14,865,379	2,266,499	2,336,315
Michael J. Regan	16,033,683	1,098,195	2,336,315
Michael Schnabel	16,800,857	331,021	2,336,315

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm for 2019

The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,437,472	24,463	6,258	0

Proposal 3: Approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers

The compensation of the Company’s named executive officers was approved on an advisory (non-binding) basis, based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,389,350	735,976	6,552	2,336,315

Item 7.01 Regulation FD Disclosure.

On June 28, 2019, the Company issued a press release announcing the results of the votes cast at the 2019 Annual Meeting and the declaration of a quarterly cash dividend of $0.0425 per share payable on August 15, 2019 to stockholders of record as of the close of business on August 1, 2019 (the “Press Release”). The Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

10.1	Amended and Restated Employment Agreement dated June 27, 2019 between Lifetime Brands, Inc. and Jeffrey Siegel.

99.1	Press release issued by Lifetime Brands, Inc. on June 28, 2019, announcing the results of the 2019 Annual Meeting and the declaration of a quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer and Chief Financial Officer

Date: June 28, 2019